UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Robert M. Schmitz

As previously reported, on November 2, 2016, Robert M. Schmitz notified Flotek Industries, Inc. (the “Company”) of his decision to retire as the Company’s Executive Vice President and Chief Financial Officer effective in the first quarter of 2017. Mr. Schmitz’s decision to retire was not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices. Mr. Schmitz’s retirement is effective February 13, 2017 (the “Schmitz Retirement Date”). In connection with his retirement, the Company and Mr. Schmitz entered into a Retirement Agreement (the “Schmitz Retirement Agreement”). Pursuant to the Schmitz Retirement Agreement, on the Effective Date (as such term is defined in the Schmitz Retirement Agreement), Mr. Schmitz shall receive a one-time payment of $100,000.00 and, at the end of each of the next nine full calendar months following the Effective Date, shall receive a payment of $39,930.56. Following the Schmitz Retirement Date, Mr. Schmitz shall receive coverage at Company expense under the employee health insurance plan of the Company until August 31, 2018. The description of the Schmitz Retirement Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Appointment of Richard Walton as Chief Financial Officer

Also on February 13, 2017, H. Richard Walton was appointed as Executive Vice President and Chief Financial Officer of Flotek. Mr. Walton has served as Chief Financial Officer Emeritus since May 2015. Previously, Mr. Walton served as Executive Vice President and Chief Financial Officer from March 2013 through May 2015 and Interim Chief Financial Officer from January 2013 through March 2013. Prior to joining Flotek, Mr. Walton spent his entire 30 year career in public accounting, including 20 years as an audit partner at KPMG. His experience includes financial statement audits and registration of securities with the SEC. Following his retirement from KPMG, LLP in 2003, Mr. Walton served as a consultant to public companies, including Flotek since 2010. Mr. Walton is a certified public accountant and has served as an officer in the United States Army. He holds a Bachelor’s degree from Westminster College in Economics and Business Administration.

Departure of Steve Reeves

On February 16, 2017, Steve Reeves, Executive Vice President, Operations of the Company, indicated his desire to retire from his position with the Company and the Company’s subsidiaries, effective June 30, 2017 (the “Reeves Retirement Date”). Mr. Reeves’ decision to retire is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices. In connection with his retirement, the Company and Mr. Reeves entered into a Retirement Agreement (the “Reeves Retirement Agreement”). Pursuant to the Reeves Retirement Agreement, starting on the Effective Date (as such term is defined in the Reeves Retirement Agreement), Mr. Reeves shall receive a bi-weekly salary of $16,730.77 until the Reeves Retirement Date. Following the Reeves Retirement Date, Mr. Reeves shall receive coverage at Company expense under the employee health insurance plan of the Company until December 31, 2018. Furthermore, on the Effective Date, the Company shall issue to Mr. Reeves, 68,333 shares of common stock pursuant to a Restricted Stock Agreement between Mr. Reeves and the Company. Such stock shall vest as of the Reeves Retirement Date along with the 25,014 unvested shares of common stock which were issued to Mr. Reeves pursuant to the terms of the Restricted Stock Agreement between the Company and Mr. Reeves, dated January 26, 2015. The description of the Reeves Retirement Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.2 to this Form 8-K, which is incorporated by reference.

Compensatory Arrangements of Certain Officers

On February 13, 2017, the Compensation Committee (the “Compensation Committee”) of the board of directors of the Company (the “Board”) approved base salaries for certain of the executive officers of the Company effective as of January 1, 2017 and, in order to provide appropriate incentives to work towards the continued growth and success of the Company, adopted a Management Incentive Plan (the “2017 MIP”) and Performance Unit Plan (“2017 PUP”) with respect to certain of its senior executive officers. The table below sets forth the 2017 annual base salary for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers of the Company.

The 2017 MIP provides for the payment of cash bonuses to management personnel selected by the Compensation Committee, including all of the named executive officers. These bonuses are expressed as a percentage of each participant’s 2017 annual base salary (the “Target Bonus Percentage”). The Target Bonus Percentage for the President, Chief Executive Officer and Chairman is 110% of base salary. The range for other participants is 75% to 85% of base salary. The table below sets forth the 2017 Target Bonus Percentage for purposes of the 2017 MIP for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers of the Company.

Bonuses under the 2017 MIP are made up of three separate parts: a bonus based on Earnings Before Interest, Taxes, Depreciation and Amortization (the “EBITDA Bonus”), a bonus based on revenues (the “Revenue Bonus”) and a bonus based on the achievement of certain goals set by the Compensation Committee for each participant (the “Goal Bonus”).

The EBITDA Bonus accounts for 60% of the total bonus potentially payable under the MIP. The EBITDA Bonus is based on the Company’s 2017 Adjusted EBITDA. “Adjusted EBITDA” means the consolidated EBITDA of the Company, excluding the results from any operations considered discontinued operations for GAAP purposes, plus any amounts deducted in computing EBITDA with respect to incentive compensation (including stock compensation), the MIP, financing transaction costs (whether paid in cash or not), and other noncash and/or nonrecurring charges not directly related to the ongoing operations of the Company, equitably adjusted by the Compensation Committee (in its discretion) to reflect the effect of any acquisition or disposition of any assets and/or lines of business or the impact of any extraordinary or nonrecurring items. Depending on the performance of the Company’s 2017 Adjusted EBITDA, a percentage (ranging from 0-200%) will be applied to each participant’s Target Bonus Percentage (the “EBITDA Bonus Percentage”). The EBITDA Bonus of a participant shall equal 60% of the EBITDA Bonus Percentage of the participant, multiplied by the annual salary as of the date that the MIP becomes applicable to the participant.

The Revenue Bonus accounts for 20% of the total bonus potentially payable under the MIP. The Revenue Bonus is based on the performance of the Company’s “Adjusted Revenue.” Adjusted Revenue is consolidated revenue, as determined pursuant to GAAP, excluding the results from any operations considered discontinued operations for GAAP purposes, equitably adjusted by the Compensation Committee (in its discretion) to reflect the effect of any acquisition or disposition of any assets and/or lines of business and other extraordinary, nonrecurring items. Similar to the EBITDA Bonus, depending on the performance of the Company’s Adjusted Revenues, a percentage (ranging from 0-200%) will be applied to each participant’s Target Bonus Percentage relating to the Revenue Bonus (the “Revenue Bonus Percentage”). The Revenue Bonus of a participant shall equal 20% of the Revenue Bonus Percentage of the participant, multiplied by the annual salary as of the date that the MIP becomes applicable to the participant.

The Goal Bonus accounts for 20% of the total bonus potentially payable under the MIP. The Compensation Committee shall, on or before March 15, 2017, inform the participant in writing of the goals which the Compensation Committee has established as being the criteria to be met by the participant in order to receive his/her Goal Bonus. The Compensation Committee may establish more than one goal for the participant and may allocate the Goal Bonus of that participant among the goals. The Goal Bonus (or a part thereof) shall be payable to the participant if the Compensation Committee determines, in its discretion, that the goal(s) that the Compensation Committee has determined to be applicable to that participant for that Goal Bonus has been achieved by the participant. The Goal Bonus shall equal 20% of the Target Bonus Percentage of that participant, multiplied by the annual base salary of the participant as of the date that the MIP becomes applicable to the participant.

The 2017 PUP permits the Company to grant Performance Units to certain of the officers, employees and other service providers of the Company. The 2017 PUP provides for an amount of Target Units to be granted to each participant. Such Target Units are calculated by multiplying the annual salary of the participant by the Award Value Multiple listed below and dividing such product by the greater of $13.00 or the closing price on the New York Stock Exchange of the Common Stock of the Company as of the date of the award, February 13, 2017. Each participant shall be issued the number of shares of Restricted Stock equal to the number of Target Units held multiplied by the Performance Percentage. The Performance Percentage will be either 0%, 50%, 100% or 200% depending on the performance of the Company’s stock relative to members of a peer group listed in the 2017 PUP.

Executive Officer	2017 Base Annual Salary	2017 Target Bonus Percentage of Salary For Purpose of Cash Bonuses under the 2017 MIP	2017 Award Value Multiple of Salary for Purposes of the 2017 PUP
John Chisholm* Chairman, President and Chief Executive Officer	860,000	110%	3.75
Joshua A. Snively, Sr. Executive Vice President, Research and Development	446,670	85%	2.00
Robert C. Bodnar, Executive Vice President and Transformation Officer	425,900	75%	2.00
H. Richard Walton, Executive Vice President and Chief Financial Officer	375,000	75%	2.00

A portion of Mr. Chisholm’s compensation is payable to companies controlled by Mr. Chisholm pursuant to the Fifth Amended and Restated Service Agreement, as amended, by and between the Company and such companies controlled by Mr. Chisholm. On February 13, 2017, the Board authorized the Company to enter into a letter agreement with Protechnics II, Inc. and Chisholm Management, Inc. to amend that certain Fifth Amended and Restated Service Agreement with such parties pursuant to which the compensation payable to such parties, which relates to the services provided by John Chisholm as Chairman, President and Chief Executive Officer of the Company, is increased to $810,000 effective as of January 1, 2017. This compensation amount is included in the base annual salary amount indicated above for Mr. Chisholm. The description of the letter agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.3 to this Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement dated February 14, 2017 between Robert M. Schmitz and the Company.

10.2	Retirement Agreement dated February 16, 2017 between Steve Reeves and the Company.

10.3	Letter Agreement dated February 13, 2017 among the Company, Protechnics II, Inc. and Chisholm Management, Inc. amending that certain Fifth Amended and Restated Service Agreement among such parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: February 16, 2017	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement Agreement dated February 14, 2017 between Robert Schmitz and the Company.

10.2	Retirement Agreement dated February 16, 2017 between Steve Reeves and the Company.

10.3	Letter Agreement dated February 13, 2017 among the Company, Protechnics II, Inc. and Chisholm Management, Inc. amending that certain Fifth Amended and Restated Service Agreement among such parties.